EXHIBIT 24.1

POWER OF ATTORNEY

We, the undersigned Officers and Directors of UMH Properties, Inc., hereby severally constitute Eugene W. Landy and Samuel A. Landy, and each of them singly, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, any and all registration statements and amendments to registration statements filed with the Securities and Exchange Commission for the purpose of registering Shares of Common Stock of UMH Properties, Inc. to be issued pursuant to the UMH Properties, Inc. 2013 Stock Option and Stock Award Plan, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all said registration statements and amendments to registration statements.

WITNESS our hands on the date set forth below.

Signature	Title	Date

/s/Eugene W. Landy	Chairman of the Board and Director	January 15, 2014
Eugene W. Landy

/s/Samuel A. Landy	President, Chief Executive Officer and Director (Principal	January 15, 2014
Samuel A. Landy	Executive Officer)

/s/Anna T. Chew	Vice President, Chief Financial Officer, Treasurer and Director	January 15, 2014
Anna T. Chew	(Principal Financial and Accounting Officer)

/s/Michael P. Landy	Executive Vice President and Director	January 15, 2014
Michael P. Landy

/s/Jeffrey A. Carus	Director	January 15, 2014
Jeffrey A. Carus

/s/Matthew Hirsch	Director	January 15, 2014
Matthew Hirsch

/s/ Stuart Levy	Director	January 15, 2014
Stuart Levy
/s/James E. Mitchell	Director	January 15, 2014
James E. Mitchell

/s/Richard H. Molke	Director	January 15, 2014
Richard H. Molke

/s/Stephen B. Wolgin	Director	January 15, 2014
Stephen B. Wolgin

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